Exhibit 10(a)
                                                                   -------------


                     [On Winston Resources, Inc. letterhead]


March 18, 1996

Mr. Phil Cotumaccio
Vice President
Finova Capital Corp.
111 West 40th Street
New York, NY 10018

     Re:  Winston Resources, Inc. with Finova Capital Corp.

Dear Mr. Cotumaccio:

Reference is made to the Security Agreement (Accounts Receivable) by the between Winston and Finova Capital Corp., dated April 16, 1992, together with all documents related thereto and security interests granted thereunder (the "Financing"). Winston hereby confirms that as of December 31, 1995 it is obligated to Finova Capital Corp., under the Financing in the amount of $1,317,811.88 (the "Obligations").

Winston has requested and Finova has agreed to extend the contract until April 16, 1998.

Winston has requested and Finova has agreed that $500,000 of the Obligations shall be and hereby is reclassified as a long term loan which shall become due on April 16, 1998, or in Finova's sole and absolute discretion, upon Finova's demand that Winston is in default in any of the agreements provided for in the Financing (the "Long Term Loan"). The Long Term Loan shall be subject to all of the terms and conditions and security interest provided for in the Financing.
In addition, the Long Term Loan shall accrue interest at the same rate of interest provided for in the Financing which shall be payable monthly. Finova is hereby authorized to charge Winston's account for all interest due or becoming due under the Long Term Loan.

In the event of any default under the Financing or under the Loan Term Loan, all obligations of Winston owing to Finova shall immediately become due and payable without notice and interest both under the Financing and Long Term Loan shall accrue thereafter at the default rate provided for in the Financing.

It is specifically understood and agreed that the Long Term Loan shall be subject to all terms and conditions of the Financing.





















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Mr. Phil Cotumaccio
March 18, 1996
Page 2.


All other terms and conditions in the Contract as originally written shall remain in full force and effect.

The Amendment letter of 11/27/95 remains in effect except for paragraph 2.

Very truly yours,


By:/s/ Jesse Ulezalka
   -----------------------
   Jesse Ulezalka
   Chief Financial Officer


Agreed and Accepted:

FINOVA CAPITAL CORP.


By:/s/ Philip Cotumaccio
   -----------------------
   Philip Cotumaccio
   Vice President













































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